UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2017

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

001-35419	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Richard R. Barnhart
Effective as of September 24, 2017, Kaman Corporation (the “Company”) and Mr. Richard R. Barnhart executed an offer letter (the “Offer Letter”) providing for Mr. Barnhart’s appointment as President of the Company’s aerospace segment, effective upon his employment start date (the “Successor Hire Date”), which is expected to be October 1, 2017. Mr. Barnhart is also expected to be appointed an Executive Vice President of the Company. Mr. Barnhart will succeed Mr. Gregory L. Steiner, who will step down as President of the Company’s aerospace segment as of the Successor Hire Date.
The Offer Letter provides for Mr. Barnhart to receive an initial base salary of $450,000 and be eligible to earn an annual cash bonus under the Kaman Corporation 2013 Management Incentive Plan with an initial target bonus percentage of 65% of base salary. For the last quarter of fiscal 2017, Mr. Barnhart will be eligible to receive a pro-rated annual bonus opportunity and, for 2018, he will be receive an annual bonus of not less than $100,000.
Management will recommend that the Personnel & Compensation Committee of the Board of Directors (the “Committee”) grant 2,000 shares of restricted stock to Mr. Barnhart at its next regularly scheduled meeting. This initial hire grant would vest over five years in twenty percent annual increments. Mr. Barnhart will be eligible to participate in the Kaman Corporation Long-Term Incentive Program (the “LTIP Program”) beginning in 2018 along with the other executive officers of the Company. Management will further recommend that Mr. Barnhart’s initial annual long-term incentive opportunity at target be 150% of his base salary. Long-term incentive awards granted under the LTIP Program generally incorporate three-year performance periods, but management intends to recommend that Mr. Barnhart’s initial long-term incentive award include additional transitional awards covering one- and two-year performance periods to allow for the possibility of annual payouts commencing in 2019.
Other benefits to be provided to Mr. Barnhart under the Offer Letter include: (i) participation in the Company’s deferred compensation plan, which provides an annual credit equal to 10% of the amount by Mr. Barnhart’s salary and annual exceeds the annual compensation limit for tax-qualified retirement plans ($270,000 for 2017), (ii) a monthly car allowance equal to $2,205, (iii) $1.0 million in life insurance coverage and accidental death and dismemberment insurance and (iv) three weeks’ paid vacation.
The Offer letter also provides that Mr. Barnhart will be entitled to receive a change in control agreement, the terms of which will be substantially the same as the terms currently in effect for other senior executive officers of the Company who report directly to the Chief Executive Officer. The Offer Letter does not obligate the Company or any of its affiliates to pay severance benefits to Mr. Barnhart in the event of an involuntary termination of his employment for any reason.
The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Retirement of Gregory L. Steiner
On September 21, 2017, the Company and Mr. Steiner entered into a Retirement and Transition Agreement, pursuant to which Mr. Steiner will step down from his position as President of the Company’s aerospace segment, effective as of the Successor Hire Date. Mr. Steiner will continue to serve as an employee of the Company through January 2, 2018 (the “Transition Period”) for the principal purpose of assisting Mr. Barnhart in the orderly transition of his roles and responsibilities. Mr. Steiner will continue to receive his base salary and benefits at current levels for his services during the Transition Period.

The Retirement and Transition Agreement provides for payment of the following termination benefits on and after January 2, 2018 (the “Termination Date”): (i) a lump sum payment equal to two times the sum of his current base salary and 2017 Bonus (as defined below), (ii) an annual short-term cash incentive for fiscal year 2017 (the “2017 Bonus”), (iii) pro-rata payment of his outstanding cash-based long-term incentive plan awards based on his period of employment during the applicable performance period, (iv) full payment of his outstanding equity-based long-term performance awards, without any reduction for early termination, (v) full vesting of 3,000 time-based restricted stock units granted to Mr. Steiner Committee on June 3, 2014, (vi) exercisability of any outstanding, vested stock options as of the Termination Date for the remainder of their term as if Mr. Steiner had remained actively employed, and (vii) health care continuation and life insurance benefits as provided for under his employment agreement upon a termination of employment without cause.
Mr. Steiner’s receipt of the aforementioned termination benefits is conditioned upon Mr. Steiner (i) fulfilling his duties during the Transition Period, (ii) providing an irrevocable general release to the Company, its affiliates and certain related parties, and (iii) complying with certain confidentiality, non-competition, non-solicitation, non-disparagement and other standard covenants included in his current employment agreement, to which he remains subject. All incentive awards described in clauses (ii) -(iv) of the preceding paragraph are payable to Mr. Steiner only to the extent that pre-established performance goals are achieved and at the time such awards are paid to actively employed executive officers. The termination benefits described above are in lieu of any post-termination benefits under Mr. Steiner’s employment agreement, and the Retirement and Transition Agreement provides for the termination of Mr. Steiner’s existing change in control agreement as of the effective date of the Retirement and Transition Agreement.
The foregoing description of the Retirement and Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Retirement and Transition Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure
On September 26, 2017, the Company issued a press release announcing the appointment of Mr. Barnhart and the retirement of Mr. Steiner. A copy of the press release is attached hereto as Exhibit 99.1.
The press release is being furnished with this Current Report on Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01    Exhibits.
(d)    Exhibits. The following exhibits are attached to this Current Report:
Exhibit            Description

10.1	Offer Letter between Kaman Corporation and Richard R. Barnhart effective as of September 24, 2017

10.2	Transition and Retirement Agreement between Kaman Corporation and Gregory L. Steiner dated September 21, 2017.

99.1	Press release issued on September 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President and General Counsel

Date: September 26, 2017

INDEX TO EXHIBITS

Exhibit	Description
10.1	Offer Letter between Kaman Corporation and Richard R. Barnhart effective as of September 24, 2017
10.2	Transition and Retirement Agreement between Kaman Corporation and Gregory L. Steiner dated September 21, 2017
99.1	Press release issued on September 26, 2017